UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2012

MUSCLEPHARM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53166	77-0664193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of Principal Executive Offices)

(303) 396-6100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01.  Entry into a Material Definitive Agreement.

On December 4, 2012, MusclePharm Corporation (the “Company”) entered into a $1 million bridge facility to provide short-term financing to the Company.  In connection with the bridge facility, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with six subscribers (the “Subscribers”) pursuant to which the Company issued an aggregate $1,000,000 principal amount of promissory notes (the “Notes”) and 50,000 shares of the Company’s common stock (the “Shares”) to the Subscribers for cash.  The Notes are due January 18, 2013 (45-days after the date of the Subscription Agreement), do not bear interest, and may be pre-paid in full at anytime without penalty to the Company.  If not repaid in full at maturity, following a five-day grace period, the default interest rate would be 12% per annum. Events of default under the Notes are defined broadly and include failure to pay principal and breach of covenants in the Subscription Agreement.

In the Subscription Agreement, so long as any Note is outstanding, the Company agreed not to (i) create any material liens upon its property; (ii) amend its articles of incorporation or bylaws so as to materially and adversely affect any rights of the Subscribers; (iii) repay, repurchase or otherwise acquire or make any cash dividend or cash distribution in respect of any of its equity securities or (iv) engage in any transactions with any officer, director, employee or any affiliate of the Company.   The Subscription Agreement restricts the Company’s ability to issue securities except in certain limited circumstances while the Notes are outstanding without the consent of the Subscribers and notably restricts undertaking any additional capital raise unless the proceeds are used to pay in full the Notes.

Additionally, the Company granted the Subscribers “piggy-back” registration rights for the Shares in certain circumstances. The Subscription Agreement also contained customary representations and warranties, indemnification provisions, and additional covenants.

The Subscription Agreement and the form of Note are attached hereto as Exhibit 10.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the Subscription Agreement and the Note are qualified in their entirety by reference to the full text of such documents.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

The Notes and the Shares were sold and issued in a private placement to six “accredited investors”, as such term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

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Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

4.2	Form of Promissory Note.
10.1	Subscription Agreement dated December 4, 2012, between MusclePharm Corporation and the Subscribers as set forth therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: December 10, 2012
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President

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